EXHIBIT 99.1

OMNIQ Corp. Issues Second Quarter 2026 Shareholder Letter and Reports Financial Results

SALT LAKE CITY, Aug. 18, 2026 (GLOBE NEWSWIRE) -- OMNIQ CORP. (OTCQB: OMQS) ("OMNIQ" or the "Company"), a leading provider of AI-based computer vision solutions, reports that increased government funding and rapid advances in artificial intelligence are driving demand for machine vision, vehicle recognition, today issued a letter to shareholders and reported financial results for the second quarter and six months ended June 30, 2026.

To Our Shareholders

OMNIQ today is a different company than it was a year ago. Following the July 2025 divestiture of our Quest Solution division, we operate today as a focused provider of AI-based machine vision, automation and intelligent mobility solutions. It is a simpler business, but one built around the technology we believe creates the most long-term value.

That transition is the single most important context for the numbers in this release. Our second quarter 2026 revenue of $7.4 million compares to $7.8 million a year ago, and our six-month revenue of $15.1 million compares to $15.8 million. The swing from net income in the prior-year second quarter to a net loss this year is driven almost entirely by $3.6 million of other income and gain on debt settlement recorded in the second quarter of 2025 that did not recur in 2026. It does not reflect a comparable change in the underlying business, and we would encourage shareholders to read the year-over-year comparisons with that in mind.

What we are focused on is what comes next. Our machine vision platform, passenger and people counting, license plate and vehicle recognition, real-time monitoring, access control, and traffic and parking management, is being deployed today across municipalities, government agencies, healthcare systems, universities, airports, and enterprise campuses. We added four municipalities to our Safe City footprint during and shortly after the quarter, extending our presence across the Northeast. Our high-occupancy vehicle solution, which identifies and counts vehicle occupants under difficult real-world conditions, is now live in the field, with deployments at sites handling more than 30,000 vehicles annually. We are not able to name these customers or locations at this time, but we intend to share more as permissions allow.

We are also investing in the defensibility of that technology as part of a deliberate strategy: for a technology company, issued patents are durable value, and we expect to continue building that portfolio.

We are equally focused on the balance sheet. We ended the quarter with $1.1 million in cash, up from $679,000 on December 31, 2025, and we continue to work with vendors, debt holders, secured lenders, and related parties on settlements and restructurings intended to reduce liabilities and improve working capital. In addition to cash on hand, we have received ongoing financial support from a related party, whose advances to the Company increased to $7.3 million as of June 30, 2026, and we expect that support to remain available as we execute this plan. We think that context matters, and we would rather state it plainly than have shareholders infer otherwise from the balance sheet alone.

We know we have work to do to translate this technology into consistent, profitable growth. Our priorities for the balance of 2026 are straightforward: increase sales with our largest customers, prioritize our most profitable product lines, reduce operating expenses without compromising delivery, and continue strengthening the balance sheet.

We look forward to presenting at LD Micro in October and to expanding our investor communications from there. Thank you for your continued support.

Shai Lustgarten

Chairman and Chief Executive Officer

Second Quarter and Six-Month 2026 Financial Summary

For the three months ended June 30, 2026, compared to the same period in 2025:

  Revenue of $7.4 million, compared to $7.8 million.
  Gross profit of $1.5 million, compared to $2.0 million.
  Loss from operations of $(2.2 million), compared to $(480,000).
  Net loss of $(528,000), or $(0.03) per share, compared to net income of $2.1 million, or $0.19 per share. The prior-year second quarter included $3.6 million of other income and gain on debt settlement, compared to $1.9 million in the current period.

For the six months ended June 30, 2026, compared to the same period in 2025:

  Revenue of $15.1 million, compared to $15.8 million.
  Gross profit of $3.8 million, compared to $4.2 million.
  Loss from operations of $(3.5 million), compared to $(678,000).
  Net loss of $(2.4 million), or $(0.16) per share, compared to $(34,000), or $(0.00) per share.

The year-over-year revenue decline primarily reflects the timing of customer project deployments. The increase in operating loss reflects higher selling, general and administrative expense, which rose to $5.6 million for the six months from $3.4 million in the prior-year period, together with continued investment in research and development, which increased to $1.1 million from $969,000.

As of June 30, 2026, the Company had cash and cash equivalents of $1.1 million, compared to $679,000 as of December 31, 2025, and have received ongoing financial support from a related party, whose advances to the Company increased to $7.3 million as of June 30, 2026, and we expect that support to remain available as we execute this plan. We have a working capital deficit of $15.2 million, compared to $13.2 million as of December 31, 2025, and an accumulated deficit of $126.4 million.

Complete financial statements are available in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission and available at SEC.gov.

ABOUT OMNIQ

We use patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions, including data collection, real-time surveillance, and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, and automated management services, technical service, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Our customers include government agencies, healthcare, universities, airports, municipalities and more. We currently engage with several billion-dollar markets with double-digit growth, including the Global Safe City market and the Ticketless Safe Parking market.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Company

OMNIQ Corp.
(801) 242-7272
ir@omniq.com

Investor Relations

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com